EXHIBIT 11
                         J. BAKER, INC. AND SUBSIDIARIES
                  Computation of Net Earnings Per Common Share*
                                   (Unaudited)


                                                                                        Quarter Ended
                                                                                May 1,                May 2,
                                                                                1999                   1998
                                                                                ----                   ----

Net Earnings Per Common Share:
------------------------------

Net earnings, basic and diluted                                              $   979,990             $   516,343
                                                                             ===========             ===========

Weighted average common
    shares outstanding, basic                                                 14,064,526              13,920,294
                                                                              ----------              ----------

Effect of dilutive securities:
     Stock options and performance share awards                                   84,943                 144,079
                                                                                  ------                 -------
Weighted average common
    shares outstanding, diluted                                               14,149,469              14,064,373
                                                                              ==========              ==========

Net earnings per common share, basic                                              $0.070                  $0.037
                                                                                  ======                  ======
Net earnings per common share, diluted                                            $0.069                  $0.037
                                                                                  ======                  ======

* This calculation is submitted in accordance with Item 601(b)(11) of Regulation S-K.